UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 3, 2006
RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)
(502) 394-2100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2006, the preferred shareholders of Res-Care, Inc. elected Ralph G. Gronefeld, Jr., the President and Chief Executive Officer of ResCare, as a member of ResCare’s board of directors to a term expiring at the 2009 annual meeting of ResCare’s shareholders. Mr. Gronefeld replaces Nigel S. Wright, who held one of the two positions on ResCare’s nine-person board of directors elected exclusively by holders of the preferred stock. Mr. Wright, who served on the executive compensation, mergers & acquisitions, and ethics & compliance committees of the board of directors, resigned as a director on November 3, 2006, due to other business obligations and commitments.
Because Mr. Gronefeld is an executive officer of ResCare and therefore not “independent” as defined under SEC rules and the corporate governance rules of The NASDAQ Stock Exchange, he is not currently expected to serve on committees of the board of directors. Biographical and other information about Mr. Gronefeld is incorporated by reference to ResCare’s definitive proxy statement for its June 22, 2006 annual meeting of shareholders, as amended, and to ResCare’s Current Report on Form 8-K filed October 3, 2006.
Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Letter from Nigel S. Wright

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: November 7, 2006	By	/s/ David W. Miles

David W. Miles Chief Financial Officer

Exhibit Index
Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Letter from Nigel S. Wright